Exhibit 99.3

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

CHEMBIO DIAGNOSTICS, INC.

For Good and Valuable Consideration, Chembio Diagnostics, Inc. (the “Company”) hereby grants to the Grantee designated in this Notice of Grant of Restricted Stock Unit Award (this “Notice”), a restricted stock unit award (the “RSU”) with respect to the number of restricted stock units (the “Units”) of the Company set forth in this Notice, subject to the terms and conditions outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms”). The RSU is being granted to the Grantee as an “employment inducement award” under Nasdaq Listing Rule 5635(c)(4), outside of the Company’s 2019 Omnibus Incentive Plan (the “Plan”). Notwithstanding that the RSU is being granted outside of the Plan, the RSU will be governed in a manner consistent with the terms and conditions of the Plan. When used in this Notice or the Terms, terms defined in the Plan shall have the meanings given to them in the Plan, as modified herein.

Grantee: Lawrence J. Steenvoorden	Type of Award: Restricted Stock Unit
Total Number of Units: 160,714	Grant Date: January 5, 2022

Purchase Price:

Subject to the tax withholding provisions of the Plan and the Terms, the Grantee is not required to pay any purchase price in connection with the RSU, including upon the issuance or delivery of Common Stock after the vesting of Units. The Grantee’s service to the Company is deemed to be the consideration for the Units.

Vesting Schedule:

The Units shall vest in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date: The Units shall vest and become exercisable in three equal installments as of the first, second and third anniversaries of the Grant Date, except that vesting will accelerate in full upon (a) the termination of the Grantee’s employment by the Company without Cause (as defined in the Employment Agreement), the termination of the Grantee’s employment by the Grantee for Good Reason (as defined in the Employment Agreement) or the expiration of the Term (as defined in the Employment Agreement) upon notice of nonrenewal delivered by the Company, in each of the foregoing cases within twelve months following a Change in Control (as defined in the Employment Agreement) or (b) the death or Permanent Disability (as defined in the Employment Agreement). For purposes of the Units, “vest” shall mean that the Units are no longer subject to forfeiture as set forth above and that the Grantee has become entitled to payment (in accordance with the Terms) of a number of shares of Common Stock equal to the number of Units that have vested. For purposes of this paragraph, the “Employment Agreement” shall mean the Employment Agreement, dated as of December 30, 2021 and effective as of January 5, 2022, between the Company and the Grantee.
Except for the foregoing, any unvested Units shall be canceled and forfeited upon a Separation from Service, regardless of the reason (i.e., whether initiated by the Company or the Grantee, and with or without cause).

[Signature page follows]

By signing below, the Grantee agrees that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Employment Agreement, the Plan, this Notice and the Terms.

Lawrence J. Steenvoorden	Chembio Diagnostics, Inc.

By:
Richard L. Eberly
Chief Executive Officer and President

Date:	Date:

2

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.
Grant of RSU. The Restricted Stock Unit Award (the “RSU”) granted by Chembio Diagnostics, Inc. (the “Company”) to the person specified as the Grantee (the “Grantee”) in the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Unit Award (these “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms (the Plan is available upon request). Together, the Notice and these Terms constitute the “Agreement.” When used in the Agreement, terms defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes of the Agreement, any reference to the Company shall include a reference to any Subsidiary.

(a)
As of the Grant Date set forth in the Notice, the Company grants to the Grantee the RSU for the Total Number of Restricted Stock Units set forth in the Notice (the “Units”). The Units are subject to the restrictions set forth in these Terms and the Plan.

(b)
Until forfeiture or settlement in shares of Common Stock, the Units shall be reflected in a bookkeeping account maintained by the Company. If and when Units become vested, and upon the satisfaction of all other applicable conditions as to the Units, such Units (and any related Dividend Unit described in Section 1(c) below) shall be settled by payment to the Grantee of a share of Common Stock as provided in Section 1(e) of these Terms and otherwise in accordance with the Plan.

(c)
With respect to each Unit payable hereunder, whether or not vested, that has not been forfeited (but only to the extent such Unit has not been settled for Common Stock), the Company shall, with respect to any cash dividends paid on the Common Stock, accrue and credit to the Grantee’s bookkeeping account a number of Units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such Unit if it were an outstanding share of Common Stock (a “Dividend Unit”). These Dividend Units thereafter shall (i) be treated as Units for purposes of future dividend accruals pursuant to this Section 1(c) and (ii) vest and be settled at the same time as the Unit with respect to which such Dividend Units were received (and be subject to the same terms and conditions as the Units with respect to which such Dividend Units were received). Any dividends or distributions on Common Stock paid other than in cash shall accrue in the Grantee’s bookkeeping account and shall vest and be settled at the same time as the Units in respect of which it is made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Common Stock).

(d)
The Company’s obligations under the Agreement (for the avoidance of doubt, with respect to both the Units and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Grantee under the Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed, any Company policy and any applicable federal or state securities law.

(e)
Except as otherwise provided in the Agreement, settlement of the Units (to the extent vested) shall be made as soon as practicable after the relevant vesting date (but in no event following March 15 of the calendar year following the year of vesting), and upon the satisfaction of all other applicable conditions as to the Units (including the payment by the Grantee of all applicable withholding taxes). The Units shall be settled solely in shares of Common Stock.

2.	Restrictions.

(a)
The Grantee shall have no rights as a stockholder of the Company by virtue of any Unit unless and until such Unit vests and a resulting share or shares of Common Stock are issued to the Grantee (any such shares of Common Stock being issued in settlement of Units being referred to as “Shares”).

(b)
Neither the RSU nor any of the Units may be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Grantee is treated as the owner under Sections 671 through 677 of the Code), pledged, hypothecated, or otherwise encumbered or disposed of.

(c)	Any attempt to dispose of the RSU, the Units or any interest in the Units in a manner contrary to the restrictions set forth in these Terms shall be void and of no effect.

3.
Forfeiture. Except as set forth under “Vesting Schedule” in the Notice, if (i) prior to vesting, the Company terminates the Grantee’s employment without Cause (as defined in the Employment Agreement between the Company and the Grantee, effective as of [DATE], or the “Employment Agreement”), (ii) prior to vesting, the Grantee terminates his employment with the Company without Good Reason (as defined in the Employment Agreement), (iii) prior to vesting, there occurs a material breach of the Agreement by the Grantee, or (iv) the Grantee fails to meet the tax withholding obligations described in these Terms, all rights of the Grantee to the Units that have not vested as of the date of such event shall terminate immediately and be forfeited in their entirety.

4.	Withholding.

(a)
Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including the grant, vesting or exercise of the RSU or the subsequent sale of Shares and (ii) does not commit to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)
Prior to vesting of Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Grantee acquires to meet the withholding obligation for Tax-Related Items and/or (ii) withhold Shares otherwise issuable upon exercise of the RSU, provided that the Company only withholds the number of Shares necessary to satisfy the withholding amount (not to exceed maximum statutory rates). Finally, the Grantee shall pay to the Company any amount of Tax‑Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver Shares upon exercise of the RSU if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.
Committee’s Discretion. Notwithstanding any provision of these Terms to the contrary, the Committee shall have discretion under the Plan to waive any forfeiture of the Units as set forth in Section 3 of these Terms and any other conditions set forth in these Terms.

6.
Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and the Plan and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on the Grantee’s own advisors with respect to the tax consequences of this award. The Grantee releases and holds the Company, and its officers, directors, employees, stockholders and agents, harmless from any loss or claim related to or in any way connected with the tax consequences of the RSU, including the treatment of the RSU under Section 409A.

7.
Regulatory Restrictions on Units. Notwithstanding the other provisions of the Agreement, the Committee shall have the discretion to impose such conditions, restrictions and limitations (including suspending the vesting of Units) on the issuance of Shares in connection with the RSU under the Plan unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules, and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

8.	Miscellaneous.

(a)
Any notice that either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)	The waiver by any party hereto of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)	These Terms, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)
These Terms shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)
The Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth therein and herein that are required to be governed by the Delaware General Corporation Law shall be governed by such law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the RSU or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agreed that any related litigation shall be conducted solely in the courts of Suffolk County, New York or the U.S. federal courts for the District of Eastern New York, where the Plan is made and to be performed.

(f)
The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms.

(g)
The provisions of the Plan are incorporated in these Terms in their entirety. In the event of any conflict between the provisions of the Notice, these Terms and the Plan, the provisions of the Plan shall control. Further, in the event of any conflict between the provisions of the Agreement and any employment agreement between the parties (including the Employment Agreement), the provisions of such employment agreement shall control. The Agreement may be amended at any time by the Board or, to the extent consistent with the Plan, by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the RSU.

(h)
Nothing in the Agreement shall confer upon the Grantee any right to continue in the employ or Service of the Company or affect the right of the Company to terminate the Grantee’s employment or other Service at any time.

(i)
The Grantee agrees, upon demand of the Company, the Board or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company, the Board or the Committee, as the case may be, to implement the provisions and purposes of the Agreement and the Plan.